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                                                                     EXHIBIT 24

                               POWER OF ATTORNEY


          The undersigned, being a Director and/or Officer of IMC Global Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Robert E. Fowler, Jr. and Marschall I. Smith his or her true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute and deliver in the name and on behalf of the undersigned as such Director and/or Officer, (i) a Registration Statement on Form S-8 under the Securities Exchange Act of 1934, as amended, relating to the registration of shares of the common stock of the Company to be issued pursuant to the IMC Global Inc. 1998 Stock Option Plan for Non-Employee Directors and (ii) an amendment to the Company's Registration Statement on Form S-8 (Registration No. 33-56911) indicating that no additional shares of the common stock of the Company will be issued pursuant to the IMC Global Inc. 1994 Stock Option Plan for Non-Employee Directors (collectively, the "Registration Statements"), and to execute and deliver any and all amendments to such Registration Statements for filing with the Securities and Exchange Commission; and in connection with the foregoing, to do any and all acts and things and execute any and all instruments which such attorneys and agents may deem necessary or advisable to enable the Company to comply with the securities laws of the United States. The undersigned hereby grants to such attorneys and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.


Dated this ____ day of _____, 1998.



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[Name]